Exhibit 99.1

CONTACTS: Dennis M. Oates	Christopher T. Scanlon	June Filingeri
Chairman,	VP Finance, CFO	President
President and CEO	and Treasurer	Comm-Partners LLC
(412) 257-7609	(412) 257-7662	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS SECOND QUARTER 2019 RESULTS

•	Q2 2019 Sales of $71.0 million, up 17.8% from Q1 2019 and 7.5% from Q2 2018, and highest since first quarter of 2012

•	Q2 2019 Net Income of $2.1 million, or $0.24 per diluted share; Diluted EPS of $0.27, excluding North Jackson fire related expenses of $0.03 per diluted share

•	EBITDA totals $8.2 million in Q2 2019 versus $7.0 million in Q1 2019

•	Quarter-End Backlog of $116.9 million versus a record $130.1 million at end of Q1 2019

BRIDGEVILLE, PA, July 24, 2019 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported that net sales for the second quarter of 2019 were $71.0 million, an increase of 17.8% from sales of $60.3 million in the first quarter of 2019 and up 7.5% from 2018 second quarter sales of $66.1 million.

Chairman, President and CEO Dennis Oates commented: “Our second quarter sales were at the highest level since the first quarter of 2012, driven by record premium alloy and aerospace sales. Additionally, shipments from our North Jackson facility also reached record levels. Our strong second quarter sales contributed to improved gross margin, with adjusted gross margin totaling 13.3% of sales.

“We made tangible progress in executing our plan in the second quarter by increasing sales of premium alloys, integrating our manufacturing system, further penetrating attractive end markets, and deploying capital to high return projects. We continue to expect 2019 to be another positive year for Universal Stainless with anticipated top-line growth and margin improvement.”

Sales to all targeted end markets increased sequentially in the second quarter of 2019, and aerospace and power generation sales were higher than the second quarter of 2018. Aerospace remained the Company’s largest end market in the second quarter of 2019, with record sales of $49.3 million, or 69.5% of total net sales, compared with $42.6 million, or 70.7% of net sales in the first quarter of 2019, and $40.2 million, or 60.9% of net sales in the second quarter of 2018.

Sales of premium alloys in the second quarter of 2019 reached a record $12.8 million, or 18.0% of sales, compared with $9.4 million, or 15.5% of sales in the first quarter of 2019, and $12.0 million, or 18.2% of sales in the second quarter of 2018.

For the first six months of 2019, sales totaled $131.3 million compared with $129.8 million in the same period of 2018. Sales of premium alloys were $22.2 million, or 16.9% of sales, in the first half of 2019, compared with $23.9 million, or 18.4% of sales, in the first half of 2018.

The Company’s gross margin for the second quarter of 2019 was 12.8% of sales. Excluding North Jackson fire related charges, second quarter 2019 gross margin totaled 13.3% of sales. Gross margin in the first quarter of 2019 totaled 12.2% of sales, while second quarter 2018 gross margin totaled 17.7% of sales. While improving sequentially, further margin improvement was limited by surcharge misalignment in certain products.

Selling, general and administrative expenses were $5.6 million, or 7.9% of sales, in the second quarter of 2019, compared with $5.0 million, or 8.2% of sales, in the first quarter of 2019, and $5.8 million, or 8.9% of sales, in the second quarter of 2018.

Net income for the second quarter of 2019 totaled $2.1 million, or $0.24 per diluted share, and included charges of $0.03 per diluted share related to a fire associated with the hydraulic forge at its North Jackson facility, which has since returned to operation. In the first quarter of 2019, net income totaled $1.2 million, or $0.14 per diluted share, while net income was $4.0 million, or $0.50 per diluted share, in the second quarter of 2018.

For the first six months of 2019, net income was $3.3 million, or $0.37 per diluted share, compared with $6.2 million, or $0.79 per diluted share, in the first six months of 2018.

The Company’s EBITDA for the second quarter of 2019 was $8.2 million compared with $7.0 million in the first quarter of 2019, and $11.2 million in the second quarter of 2018. Excluding North Jackson fire related expenses, second quarter EBITDA totaled $8.6 million.

Managed working capital at June 30, 2019 totaled $147.8 million, compared with $140.0 million at March 31, 2019, and $125.5 million at the end of the second quarter of 2018. The increase in managed working capital compared with the 2019 first quarter was driven by an increase of $6.4 million in accounts receivable, a decrease of $8.5 million in accounts payable and a decrease of $7.0 million in inventory. The increase in managed working capital compared with the second quarter of 2018 mainly reflects higher accounts receivable and inventory balances.

Backlog (before surcharges) at June 30, 2019 was $116.9 million compared with a record $130.1 million at March 31, 2019, and $104.2 million at the end of the 2018 second quarter.

The Company’s total debt at June 30, 2019 was $68.2 million, compared with $65.4 million at March 31, 2019, and $57.1 million at the end of the second quarter of 2018. Capital expenditures for the second quarter of 2019 totaled $3.8 million, compared with $5.6 million in the first quarter of 2019 and $4.2 million in the second quarter of 2018.

The Company’s effective tax rate for the second quarter ended June 30, 2019 was 15.5%, versus 16.9% at March 31, 2019. The rate is lower than the federal statutory rate of 21.0%, primarily due to the favorable impact of federal research and development tax credits.

Conference Call and Webcast

The Company has scheduled a conference call for today, July 24, 2019, at 10:00 a.m. (Eastern) to discuss second quarter 2019 results. Those wishing to listen to the live conference call via telephone should dial 706-679-0668, passcode 1779778. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the third quarter of 2019.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the Company’s ability to maintain its relationships with its significant customers and market segments; the Company’s response to competitive factors in its industry that may adversely affect the market for finished products manufactured by the Company or its customers; the Company’s ability to compete successfully with domestic and foreign producers of specialty steel products and products fashioned from alternative materials; the demand for the Company’s products and the prices at which the Company is able to sell its products in the aerospace industry, from which a substantial amount of our sales is derived; the Company’s ability to develop, commercialize, market and sell new applications and new products; the receipt, pricing and timing of future customer orders; the impact of changes in the Company’ product mix on the Company’s profitability; the Company’s ability to maintain the availability of raw materials and operating supplies with acceptable pricing; the availability and pricing of electricity, natural gas and other sources of energy that the Company needs for the manufacturing of its products; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; the Company’s success in timely concluding collective bargaining agreements and avoiding strikes or work stoppages; the Company’s ability to attract and retain key personnel; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation matters; the Company’s ability to meet its debt service requirements and to comply with applicable financial covenants; risks associated with conducting business with suppliers and customers in foreign countries; risks related to acquisitions that the Company may make; the Company’s ability to protect its information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches; the impact on the Company’s effective tax rates of changes in tax rules, regulations and interpretations in the United States and other countries where it does business; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. Adjusted EBITDA excludes the effect of share-based compensation expense and other non-cash generating activity such as impairments and the write-off of deferred financing costs. We believe excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and Adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and Adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. These non-GAAP measures may not be entirely comparable to similarly titled measures used by other companies due to potential differences among calculations methodologies. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

-TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net Sales
Stainless steel	$53,183	$47,691	$99,178	$90,630
High-strength low alloy steel	7,985	4,888	13,749	10,090
Tool steel	6,926	8,766	13,493	18,407
High-temperature alloy steel	1,737	2,931	2,545	7,478
Conversion services and other sales	1,166	1,795	2,303	3,203

Total net sales	70,997	66,071	131,268	129,808
Cost of products sold	61,891	54,376	114,792	108,841

Gross margin	9,106	11,695	16,476	20,967
Selling, general and administrative expenses	5,604	5,849	10,570	11,056

Operating income	3,502	5,846	5,906	9,911
Interest expense	966	1,197	1,820	2,339
Deferred financing amortization	56	71	115	135
Other expense (income), net	10	(599)	31	(642)

Income before income taxes	2,470	5,177	3,940	8,079
Provision for income taxes	384	1,139	632	1,916

Net income	$2,086	$4,038	$3,308	$6,163

Net income per common share – Basic	$0.24	$0.52	$0.38	$0.82

Net income per common share – Diluted	$0.24	$0.50	$0.37	$0.79

Weighted average shares of common stock outstanding
Basic	8,773,263	7,817,628	8,769,242	7,541,332
Diluted	8,847,827	8,076,108	8,860,143	7,784,403

MARKET SEGMENT INFORMATION

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net Sales
Service centers	$48,247	$44,743	$91,303	$89,262
Original equipment manufacturers	9,230	5,769	14,456	10,251
Rerollers	7,356	8,293	13,387	16,658
Forgers	4,998	5,471	9,819	10,434
Conversion services and other sales	1,166	1,795	2,303	3,203

Total net sales	$70,997	$66,071	$131,268	$129,808

Tons shipped	11,720	11,139	21,880	22,296

MELT TYPE INFORMATION

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net Sales
Specialty alloys	$57,017	$52,244	$106,781	$102,728
Premium alloys *	12,814	12,032	22,184	23,877
Conversion services and other sales	1,166	1,795	2,303	3,203

Total net sales	$70,997	$66,071	$131,268	$129,808

END MARKET INFORMATION **

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net Sales
Aerospace	$49,335	$40,205	$91,942	$76,440
Power generation	3,201	2,334	5,704	4,623
Oil & gas	7,738	7,826	13,114	16,285
Heavy equipment	7,177	9,048	13,621	19,083
General industrial, conversion services and other sales	3,546	6,658	6,887	13,377

Total net sales	$70,997	$66,071	$131,268	$129,808

*	Premium alloys represent all vacuum induction melted (VIM) products.
**

The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, which they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
Assets
Cash	$228	$3,696
Accounts receivable, net	41,017	32,618
Inventory, net	140,103	134,738
Other current assets	5,351	3,756

Total current assets	186,699	174,808
Property, plant and equipment, net	175,938	177,844
Other long-term assets	1,406	668

Total assets	$364,043	$353,320

Liabilities and Stockholders’ Equity
Accounts payable	$33,293	$44,379
Accrued employment costs	4,712	7,939
Current portion of long-term debt	3,924	3,907
Other current liabilities	927	2,929

Total current liabilities	42,856	59,154
Long-term debt, net	64,237	42,839
Deferred income taxes	12,112	11,481
Other long-term liabilities, net	3,326	2,835

Total liabilities	122,531	116,309
Stockholders’ equity	241,512	237,011

Total liabilities and stockholders’ equity	$364,043	$353,320

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	Six months ended June 30,
	2019	2018
Operating activities:
Net income	$3,308	$6,163
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	9,422	9,613
Deferred income tax	608	1,885
Share-based compensation expense	768	678
Changes in assets and liabilities:
Accounts receivable, net	(8,399)	(10,822)
Inventory, net	(6,494)	(10,084)
Accounts payable	(8,115)	643
Accrued employment costs	(3,227)	1,891
Income taxes	(1)	(29)
Other, net	(3,535)	267

Net cash (used in) provided by operating activities	(15,665)	205

Investing activity:
Capital expenditures	(9,396)	(6,647)

Net cash used in investing activity	(9,396)	(6,647)

Financing activities:
Borrowings under revolving credit facility	108,777	264,889
Payments on revolving credit facility	(84,532)	(283,346)
Proceeds under New Markets Tax Credit financing	—	2,835
Payments on term loan facility, finance leases, and notes	(2,944)	(3,567)
Payments of financing costs	—	(695)
Proceeds from public offering, net of cash expenses	—	32,253
Proceeds from the exercise of stock options	327	262

Net cash provided by financing activities	21,628	12,631

Net (decrease) increase in cash and restricted cash	(3,433)	6,189
Cash and restricted cash at beginning of period	4,091	207

Cash and restricted cash at end of period	$658	$6,396

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income	$2,086	$4,038	$3,308	$6,163
Interest expense	966	1,197	1,820	2,339
Provision for income taxes	384	1,139	632	1,916
Depreciation and amortization	4,776	4,857	9,422	9,613

EBITDA	8,212	11,231	15,182	20,031
Share-based compensation expense	336	352	768	678
Forge fire expenses	357	—	357	—

Adjusted EBITDA	$8,905	$11,583	$16,307	$20,709